Exhibit 99.1

For release: October 25, 2016, 6:00 a.m. EDT	Contact: Lorie Tekorius

Justin Roberts

503-684-7000

Greenbrier Reports Fourth Quarter Results

~ Quarterly EPS of $1.06 ~

~ Announces orders for 2,300 railcars valued at $200 million ~

~ Cash flow from operations in 2016 exceeded $330 million ~

~ Issues 2017 earnings guidance of $3.25 - $3.75 per share ~

Lake Oswego, Oregon, October 25, 2016 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its fourth fiscal quarter and full year ended August 31, 2016.

Fourth Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $33.6 million, or $1.06 per diluted share, on revenue of $595.2 million.

•	Adjusted EBITDA for the quarter was $104.4 million, or 17.5% of revenue.

•	Diversified orders for 2,300 new railcars were received during this quarter, valued at over $200 million, or an average price of approximately $87,000 per railcar.

•	New railcar backlog as of August 31, 2016 was 27,500 units with an estimated value of $3.19 billion (average unit sale price of $116,000). Backlog reflects a 1,200 unit reduction resulting from customer settlements that yield favorable economic and other considerations.

•	New railcar deliveries totaled 4,600 units for the quarter, compared to 4,300 units for the quarter ended May 31, 2016.

•	Marine backlog as of August 31, 2016 was approximately $114 million.

•	Board declared a quarterly dividend of $0.21 per share, payable on December 1, 2016 to shareholders as of November 10, 2016.

Fiscal Year 2016 Highlights

•	Net earnings were $183.2 million, or $5.73 per diluted share, on record revenue of $2.68 billion.

•	Record Adjusted EBITDA was $474.0 million, or 17.7% of revenue, compared to 16.7% of revenue in fiscal 2015.

•	New railcar deliveries totaled 20,300 units.

•	Orders totaled 7,500 units valued over $700 million across a broad range of railcar types.

•	Cash provided by operating activities increased 72% to over $330 million.

•	Net Funded Debt : LTM EBITDA ratio improved to 0.2x from 0.5x in fiscal 2015.

•	Nearly $57 million returned to shareholders through dividend and share repurchases.

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 2

Progress on Longer Term Financial Goals

•	Fourth quarter aggregate gross margin, was 20.1%, consistent with our goal of at least 20% gross margin by the second half of fiscal 2016.

•	We achieved an ROIC of 24.8% in fiscal 2016, in line with our target of 25.0%, and an improvement from the 23.7% achieved in fiscal 2015.

William A. Furman, Chairman and CEO, said, “We delivered strong results for the fourth quarter and fiscal 2016. We ended the year with a strong balance sheet, ample liquidity and very little net debt. This positions Greenbrier to continue to invest internationally in high ROIC markets, as well as successfully navigate through less robust North American market conditions. We addressed industry challenges during fiscal 2016 as we encountered a weaker market in North America. Our employees successfully executed our plan for the year. We appreciate their hard work along with the confidence and trust of our customers as we have diversified and grown internationally.”

Furman continued, “Entering fiscal 2017, our diversified backlog provides us with strong visibility, while we remain adaptable and prepared for market recovery and growth. Recently, we worked with customers to resolve commercial terms related to 1,200 sand cars. Under these arrangements, Greenbrier received meaningful monetary and other valuable economic consideration. Our deep customer relationships are advantageous in the current market conditions as we work to achieve mutually beneficial solutions.”

“Internationally, we are creating a global network that enables Greenbrier to capture share in emerging railcar markets where freight car markets are stronger. These include the nations of the Gulf Cooperation Council (GCC), Africa, Eurasia and Latin America. We are making new investments that extend our core competency in freight railcar building, engineering and aftermarket services for all railroad gauges in these new markets.” Furman added, “In August, we acquired a 19.5% ownership stake in the railcar casting operations of Amsted-Maxion Cruzeiro which raised our direct and indirect interest in railcar manufacturer Greenbrier-Maxion to 35%, and expands our manufacturing presence in Brazil. In September, we began fulfillment of the 1,200 tank car order placed by Saudi Railway Company (SAR) in early fiscal 2016. Most recently, we announced the formation of Greenbrier-Astra Rail that will create a world-class European railcar business, capitalizing on demand in Western Europe where the aging railcar fleet will enter a replacement cycle in the next few years. It provides a strong value-added platform for our customers in Western Europe, as well as a launch pad for other business in Eurasia and the GCC.”

Furman concluded, “In the year ahead, a moderating railcar replacement cycle in North America will favorably position well-capitalized companies like Greenbrier to seize opportunities in the market, which often emerge suddenly. We remain committed to our overall strategy of investing for future growth and generating long-term value for our shareholders with an emphasis on solid ROIC.”

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 3

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2017, Greenbrier believes:

•	Deliveries will be approximately 14,000 – 16,000 units

•	Revenue will be $2.0 – $2.4 billion

•	Diluted EPS will be in the range of $3.25 – $3.75

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q4 FY16	Q3 FY16	Sequential Comparison – Main Drivers
Revenue	$595.2M	$612.9M	Down 2.9% primarily due to lower volume of sales from acquired railcar portfolio

Gross margin	20.1%	20.7%	Down 60 bps primarily due to product mix changes and lower scrap pricing

Selling and administrative expense	$40.6M	$43.3M	Down 6.2% due to Q3 including higher long-term incentive compensation

Net gain on disposition of equipment	$4.5M	$0.3M	Increase primarily reflects insurance recovery proceeds from 2015 losses

Adjusted EBITDA	$104.4M	$99.5M	Stronger operating cash flow

Effective tax rate	24.1%	27.9%	Reflects a change in the geographic mix of earnings

Net earnings attributable to noncontrolling interest	$26.8M	$24.2M	Driven by timing of deliveries and higher margin from our GIMSA JV

Net earnings attributable to Greenbrier	$33.6M	$35.4M

Diluted EPS	$1.06	$1.12

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 4

Segment Summary

	Q4 FY16	Q3 FY16	Sequential Comparison – Main Drivers
Manufacturing

Revenue	$484.6M	$458.5M	Up 5.7% due to higher deliveries

Gross margin	21.0%	23.1%	Down 210 bps primarily due to a change in product mix

Operating margin (1)	18.5%	20.2%

Deliveries	4,600	4,300

Wheels & Parts

Revenue	$74.8M	$78.4M	Down 4.6% primarily attributable to lower wheel and component volumes

Gross margin	7.0%	11.0%	Down 400 bps primarily due to a less favorable product mix and continued challenging operating environment

Operating margin (1)	5.7%	7.4%

Leasing & Services

Revenue	$35.8M	$76.0M	Decline due to lower volume of sales from acquired railcar portfolio

Gross margin	35.5%	16.8%	Up due to lower volume of sales from acquired railcar portfolio, which is dilutive

Operating margin (1) (2)	25.3%	10.9%

Lease fleet utilization	91.0%	94.9%	Impacted by off-lease tank cars; placed on lease subsequent to quarter end

(1)	See supplemental segment information on page 12 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 5

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2016 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 25, 2016

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to the freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe, we build freight railcars and rail castings in Brazil through a strategic partnership, and build and market marine barges in North America. Recently, through our European manufacturing operations, we also began delivery of US-designed tank cars in Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination will be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a provider of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 9,000 railcars and performs management services for over 268,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, available manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 6

product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Annualized ROIC is calculated by taking year to date Earnings from operations, less cash paid for income taxes, net, which is then annualized and divided by the average balance of the sum of the Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. The average is calculated based on the quarterly ending balances.

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2016	May 31, 2016	February 29, 2016	November 30, 2015	August 31, 2015
Assets
Cash and cash equivalents	$222,679	$214,440	$283,541	$197,633	$172,930
Restricted cash	24,279	8,669	8,877	9,818	8,869
Accounts receivable, net	232,517	213,510	228,072	237,213	196,029
Inventories	365,805	458,068	421,243	444,023	445,535
Leased railcars for syndication	144,932	136,812	179,975	238,911	212,534
Equipment on operating leases, net	306,266	232,791	235,171	252,641	255,391
Property, plant and equipment, net	329,990	318,010	310,019	307,196	303,135
Investment in unconsolidated affiliates	98,682	89,297	86,850	86,658	87,270
Intangibles and other assets, net	69,475	71,022	73,296	76,157	65,554
Goodwill	43,265	43,265	43,265	43,265	43,265

	$1,837,890	$1,785,884	$1,870,309	$1,893,515	$1,790,512

Liabilities and Equity
Revolving notes	$—	$—	$75,000	$163,888	$50,888
Accounts payable and accrued liabilities	369,754	370,652	401,010	384,670	455,213
Deferred income taxes	51,619	50,390	55,204	63,483	60,657
Deferred revenue	95,721	68,158	84,362	42,351	33,836
Notes payable	303,969	306,808	322,539	324,668	326,429

Total equity - Greenbrier	874,311	840,086	800,940	771,945	732,838
Noncontrolling interest	142,516	149,790	131,254	142,510	130,651

Total equity	1,016,827	989,876	932,194	914,455	863,489

	$1,837,890	$1,785,884	$1,870,309	$1,893,515	$1,790,512

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Years ending August 31,
	2016	2015	2014

Revenue
Manufacturing	$2,096,331	$2,136,051	$1,624,916
Wheels & Parts	322,395	371,237	495,627
Leasing & Services	260,798	97,990	83,419

	2,679,524	2,605,278	2,203,962
Cost of revenue
Manufacturing	1,630,554	1,691,414	1,374,008
Wheels & Parts	293,751	334,680	463,938
Leasing & Services	203,782	41,831	43,796

	2,128,087	2,067,925	1,881,742

Margin	551,437	537,353	322,220

Selling and administrative	158,681	151,791	125,270
Net gain on disposition of equipment	(15,796)	(1,330)	(15,039)
Gain on contribution to joint venture	—	—	(29,006)
Restructuring charges	—	—	1,475

Earnings from operations	408,552	386,892	239,520

Other costs
Interest and foreign exchange	13,502	11,179	18,695

Earnings before income tax and earnings from unconsolidated affiliates	395,050	375,713	220,825

Income tax expense	(112,322)	(112,160)	(72,401)

Earnings before earnings from unconsolidated affiliates	282,728	263,553	148,424

Earnings from unconsolidated affiliates	2,096	1,756	1,355

Net earnings	284,824	265,309	149,779

Net earnings attributable to noncontrolling interest	(101,611)	(72,477)	(37,860)

Net earnings attributable to Greenbrier	$183,213	$192,832	$111,919

Basic earnings per common share:	$6.28	$6.85	$3.97

Diluted earnings per common share:	$5.73	$5.93	$3.44

Weighted average common shares:
Basic	29,156	28,151	28,164
Diluted	32,468	33,328	34,209

Dividends declared per common share	$0.81	$0.60	$0.15

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended August 31,
	2016	2015	2014
Cash flows from operating activities:
Net earnings	$284,824	$265,309	$149,779
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	(8,935)	(20,151)	(4,687)
Depreciation and amortization	63,345	45,156	40,422
Net gain on disposition of equipment	(15,796)	(1,330)	(15,039)
Stock based compensation expense	24,037	19,459	11,285
Gain on contribution to joint venture	—	—	(29,006)
Noncontrolling interest adjustments	526	17,215	2,774
Other	560	1,184	576
Decrease (increase) in assets:
Accounts receivable, net	(32,051)	13,652	(23,749)
Inventories	53,711	(143,849)	(9,675)
Leased railcars for syndication	19,154	(90,614)	(57,779)
Other	(16,989)	575	(4,069)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(91,428)	72,419	63,362
Deferred revenue	50,712	13,308	11,713

Net cash provided by operating activities	331,670	192,333	135,907

Cash flows from investing activities:
Proceeds from sales of assets	103,715	5,295	54,235
Capital expenditures	(139,013)	(105,989)	(70,227)
Decrease (increase) in restricted cash	(15,410)	271	(333)
Investment in and advances to unconsolidated affiliates	(12,855)	(34,453)	(13,753)
Cash distribution from joint ventures	7,855	3,345	—

Net cash used in investing activities	(55,708)	(131,531)	(30,078)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	(49,000)	49,000	—
Proceeds from revolving notes with maturities longer than 90 days	—	44,451	37,819
Repayments of revolving notes with maturities longer than 90 days	(1,888)	(55,644)	(72,947)
Proceeds from issuance of notes payable	—	—	200,000
Repayments of notes payable	(22,299)	(7,475)	(128,797)
Debt issuance costs	(4,161)	—	(382)
Decrease (increase) in restricted cash	—	11,000	(11,000)
Repurchase of stock	(33,498)	(69,950)	(33,583)
Dividends	(23,303)	(16,491)	(4,123)
Cash distribution to joint venture partner	(95,092)	(20,375)	(5,076)
Investment by joint venture partner	5,400	—	419
Excess tax benefit from restricted stock awards	2,813	2,908	109
Other	(887)	(248)	—

Net cash used in financing activities	(221,915)	(62,824)	(17,561)

Effect of exchange rate changes	(4,298)	(9,964)	(787)
Increase (decrease) in cash and cash equivalents	49,749	(11,986)	87,481
Cash and cash equivalents
Beginning of period	172,930	184,916	97,435

End of period	$222,679	$172,930	$184,916

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$698,661	$454,531	$458,494	$484,645	$2,096,331
Wheels & Parts	78,729	90,458	78,417	74,791	322,395
Leasing & Services	24,999	124,090	75,955	35,754	260,798

	802,389	669,079	612,866	595,190	2,679,524
Cost of revenue
Manufacturing	533,033	361,827	352,775	382,919	1,630,554
Wheels & Parts	73,002	81,388	69,818	69,543	293,751
Leasing & Services	11,589	105,973	63,175	23,045	203,782

	617,624	549,188	485,768	475,507	2,128,087

Margin	184,765	119,891	127,098	119,683	551,437

Selling and administrative expense	36,549	38,244	43,280	40,608	158,681
Net gain on disposition of equipment	(269)	(10,746)	(311)	(4,470)	(15,796)

Earnings from operations	148,485	92,393	84,129	83,545	408,552

Other costs
Interest and foreign exchange	5,436	1,417	3,712	2,937	13,502

Earnings before income tax and earnings (loss) from unconsolidated affiliates	143,049	90,976	80,417	80,608	395,050
Income tax expense	(44,719)	(25,734)	(22,449)	(19,420)	(112,322)

Earnings before earnings (loss) from unconsolidated affiliates	98,330	65,242	57,968	61,188	282,728
Earnings (loss) from unconsolidated affiliates	383	974	1,564	(825)	2,096

Net earnings	98,713	66,216	59,532	60,363	284,824
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(24,180)	(26,803)	(101,611)

Net earnings attributable to Greenbrier	$69,433	$44,868	$35,352	$33,560	$183,213

Basic earnings per common share (1)	$2.36	$1.54	$1.22	$1.15	$6.28
Diluted earnings per common share (1)	$2.15	$1.41	$1.12	$1.06	$5.73

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2015 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$379,949	$505,241	$593,376	$657,485	$2,136,051
Wheels & Parts	86,624	102,640	97,407	84,566	371,237
Leasing & Services	28,485	22,268	23,823	23,414	97,990

	495,058	630,149	714,606	765,465	2,605,278
Cost of revenue
Manufacturing	316,037	403,227	465,658	506,492	1,691,414
Wheels & Parts	76,872	92,768	89,645	75,395	334,680
Leasing & Services	14,081	8,844	10,017	8,889	41,831

	406,990	504,839	565,320	590,776	2,067,925

Margin	88,068	125,310	149,286	174,689	537,353

Selling and administrative expense	33,729	32,899	45,595	39,568	151,791
Net gain on disposition of equipment	(83)	(121)	(720)	(406)	(1,330)

Earnings from operations	54,422	92,532	104,411	135,527	386,892

Other costs
Interest and foreign exchange	3,141	1,929	4,285	1,824	11,179

Earnings before income tax and earnings (loss) from unconsolidated affiliates	51,281	90,603	100,126	133,703	375,713
Income tax expense	(16,054)	(29,372)	(30,783)	(35,951)	(112,160)

Earnings before earnings (loss) from unconsolidated affiliates	35,227	61,231	69,343	97,752	263,553
Earnings (loss) from unconsolidated affiliates	755	(185)	982	204	1,756

Net earnings	35,982	61,046	70,325	97,956	265,309
Net earnings attributable to noncontrolling interest	(3,196)	(10,695)	(27,514)	(31,072)	(72,477)

Net earnings attributable to Greenbrier	$32,786	$50,351	$42,811	$66,884	$192,832

Basic earnings per common share (1)	$1.19	$1.86	$1.54	$2.23	$6.85
Diluted earnings per common share (1)	$1.01	$1.57	$1.33	$2.02	$5.93

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$484,645	$83,563	$568,208	$89,879	$23,358	$113,237
Wheels & Parts	74,791	8,362	83,153	4,228	447	4,675
Leasing & Services	35,754	2,657	38,411	9,055	2,657	11,712
Eliminations	—	(94,582)	(94,582)	—	(26,462)	(26,462)
Corporate	—	—	—	(19,617)	—	(19,617)

	$595,190	$—	$595,190	$83,545	$—	$83,545

Three months ended May 31, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$458,494	$5,595	$464,089	$92,713	$923	$93,636
Wheels & Parts	78,417	10,058	88,475	5,811	711	6,522
Leasing & Services	75,955	601	76,556	8,298	601	8,899
Eliminations	—	(16,254)	(16,254)	—	(2,235)	(2,235)
Corporate	—	—	—	(22,693)	—	(22,693)

	$612,866	$—	$612,866	$84,129	$—	$84,129

	Total assets
	August 31, 2016	May 31, 2016
Manufacturing	$701,296	$641,090
Wheels & Parts	275,599	301,474
Leasing & Services	518,263	523,989
Unallocated	342,732	319,331

	$1,837,890	$1,785,884

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	August 31, 2016	May 31, 2016
Revenue	$84,100	$95,700
Earnings (loss) from operations	$(500)	$3,000
Total assets	$247,600	$255,400

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended		Year Ended
	August 31, 2016	May 31, 2016	August 31, 2016
Net earnings	$60,363	$59,532	$284,824
Interest and foreign exchange	2,937	3,712	13,502
Income tax expense	19,420	22,449	112,322
Depreciation and amortization	21,664	13,839	63,345

Adjusted EBITDA	$104,384	$99,532	$473,993

	Three Months Ended August 31, 2016	Year Ended August 31, 2016
Backlog Activity (units)
Beginning backlog	31,200	41,300
Orders received	2,300	7,500
Orders removed	(1,200)	(1,200)
Production held as Leased railcars for syndication	(800)	(3,600)
Production sold directly to third parties	(4,000)	(16,500)

Ending backlog	27,500	27,500

Delivery Information (units)
Production sold directly to third parties	4,000	16,500
Sales of Leased railcars for syndication	600	3,800

Total deliveries	4,600	20,300

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Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 14

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	August 31, 2016	May 31, 2016
Weighted average basic common shares outstanding (1)	29,079	29,059
Dilutive effect of convertible notes (2)	3,250	3,224
Dilutive effect of performance awards (3)	118	59

Weighted average diluted common shares outstanding	32,447	32,342

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below.
(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2026 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	August 31, 2016	May 31, 2016
Net earnings attributable to Greenbrier	$33,560	$35,352
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	733

Earnings before interest and debt issuance costs on convertible notes	$34,293	$36,085

Weighted average diluted common shares outstanding	32,447	32,342

Diluted earnings per share	$1.06	$1.12

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